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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-75714) of Group 1 Automotive, Inc. and in the related Prospectus of our reports dated March 10, 2005 (except for Note 2, as to which the date is January 27, 2006), with respect to the consolidated financial statements of Group 1 Automotive, Inc., Group 1 Automotive, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Group 1 Automotive, Inc., included in this Form 10-K/A.

We also consent to the incorporation by reference in the Registration Statements (Forms S-8) pertaining to the Group 1 Automotive, Inc. 1996 Stock Incentive Plan (No. 333-42165, No. 333-80399, No. 333-75784, No. 333-115961), the Group 1
Automotive, Inc. 1998 Employee Stock Purchase Plan (No. 333-42165, No. 333-70043, No. 333-75754, No. 333-106486), the Group 1 Automotive, Inc. 401(k)
Savings Plan (No. 333-80399, No. 333-113679), and the Group 1 Automotive, Inc. Deferred Compensation Plan (No. 333-83260, No. 333-115962) of our reports dated March 10, 2005 (except for Note 2, as to which the date is January 27, 2006), with respect to the consolidated financial statements of Group 1 Automotive, Inc., Group 1 Automotive, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Group 1 Automotive, Inc., included in this Form 10-K/A.


                                             /s/ Ernst & Young LLP

Houston, Texas
January 27, 2006